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Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001


                                  January 11, 2001




Prudential U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

         Re:  Registration Statement on Form N-1A
              -----------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of January 14, 2000, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential U.S. Emerging Growth Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 9 to the Fund's Registration Statement on Form N-1A, Registration No. 333-11785, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 10 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-07811 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.001 par value, of the Fund.

                                Very truly yours,

                                /s/ Piper Marbury Rudnick & Wolfe LLP